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                                                                   EXHIBIT 10.12



                       ANTI-EPILEPTIC LICENSE AGREEMENT
                       --------------------------------

          This Anti-epileptic License Agreement (the "Agreement") dated the
27th day of October, 1997 (the "Effective Date"), is entered into by and among The DuPont Merck Pharmaceutical Company ("DuPont Merck"), a Delaware general partnership, and Endo Laboratories, L.L.C. ("Endo"), a subsidiary of DuPont Merck (Endo and DuPont Merck together are referred to herein as "Licensor"), and Endo Pharmaceuticals Inc., a Delaware corporation ("Licensee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Licensor and Licensee are parties to that certain Asset Purchase Agreement dated June 27, 1997, by and among DuPont Merck, DuPont Merck Pharma, Endo, and Licensee (the "Asset Purchase Agreement"); and

          WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, Licensor desires to grant to Licensee an exclusive, worldwide license with respect to the Patent Rights (as defined below) and Know-How (as defined below), and Licensee desires to receive such license;

          NOW THEREFORE, in consideration of the foregoing and of the covenants herein contained, intending to be legally bound, Licensor and Licensee hereby covenant and agree as follows:

1.   Definitions
     -----------

     1.1  "Confidential Information" means certain secret and proprietary
           ------------------------
     information and documents relating to the Patents and Know-How licensed hereunder or relating to or held by any of the parties hereto, and includes, without limitation, compounds, intermediates, designs, formulas and formulations, methods, processes, know-how, and all other confidential scientific, clinical, regulatory, marketing, financial and commercial information or data, marketing strategies, product plans, plans for research, development and experimental research, test and safety data, supplier lists and all information relating to any Licensed Product, whether communicated in writing or orally
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     (to be confirmed in writing within sixty (60) days) or by other means, which is provided or supplied by one party to the other party in connection with this Agreement.

     1.2   "Know-How" means information, materials, methods and practices,
            --------
     including but not limited to, preclinical, clinical, toxicological, regulatory, manufacturing, safety and pharmacological information which on the Effective Date of this Agreement are in Licensor's possession or control, are not generally known to the public and are necessary or useful for Licensee in the development, manufacture, use or sale of any Licensed Product. Know-How shall not include any such data or information which is available to Licensor under a license pursuant to which Licensor does not have the right to grant sublicenses.

     1.4   "Licensed Compounds" means the group of 13 anti-epileptic compounds
            ------------------
     referred to within DuPont Merck as R6888, G6164, V4312, R4720, T4767, F4345, G4031, D4514, G4157, XD488, E4174, X5263 and XE014.

     1.5   "Licensed Product" means a formulation for human pharmaceutical use
            ----------------
     in dosage form containing one or more Licensed Compounds.

     1.7   "Patent Rights" means the patents and patent applications listed on
            -------------
     Schedule A hereto and any and all patents and patent applications owned by or licensed to Licensor as of the Effective Date, which contain one or more claims covering any Licensed Product and/or Licensed Compound, or any method for synthesis or use thereof, and any and all divisions, continuations, and continuations-in-part thereof, and any reissues, renewals, reexaminations, extensions or the like of any such patents and patent applications and all foreign equivalents of any of the foregoing. Patent Rights shall not include any patents or patent rights available to Licensor under a license pursuant to which Licensor does not have the right to grant sublicenses.

2.   Grant. Licensor hereby grants to Licensee an exclusive, worldwide, fully
     -----
paid-up, irrevocable license (collectively, being the "Licensed Rights"), under the Patent Rights and Know-How to make, have made, import, use, offer for sale and sell Licensed Compounds and Licensed Products. The foregoing grant shall include the right to sue for past infringement, and also the right to grant exclusive and/or non-exclusive sublicenses to third parties, at Licensee's sole discretion. The foregoing grant shall be exclusive as to everyone, including Licensor. It shall be understood, however, that Licensor retains all rights under the Patent Rights to all com-

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pounds and inventions claimed therein except with respect to Licensed Compounds and Licensed Products.

3.   Delivery.  Licensor shall disclose and make available to Licensee, within
     --------
thirty (30) days of the Effective Date, copies of all Know-How embodied in tangible form, in any media, whether electronic, written or otherwise. Such disclosure shall, as far as reasonably practicable, be made in writing by furnishing copies of relevant materials.

4.   Term.  The license to the Patent Rights hereunder shall commence upon the
     ----
Effective Date and continue on a country-by-country basis until the expiration of the last to expire of the Patent Rights in such country. The license to the Know-How hereunder shall be perpetual. Notwithstanding the foregoing, the licenses granted hereunder will terminate if Licensee shall cease to carry on business or shall go into liquidation or a receiver shall be appointed to Licensee's assets, except in the case where Licensee has assigned this Agreement upon prior written consent of Licensor, or if Licensee shall become bankrupt or insolvent or Licensee shall acknowledge in writing that it is generally unable or unwilling to meet its financial obligations.

5.   Patent Maintenance and Patent Infringement
     ------------------------------------------

     5.1  Patent Maintenance.  Licensor shall be responsible for prosecuting and
          ------------------
     maintaining the Patent Rights. In meeting such responsibility, Licensor shall rely on its staff attorneys or outside counsel to the same extent it usually does in prosecuting similar patents and patent applications owned by Licensor delete. Licensor acknowledges its obligation to pay all maintenance fees and annuities as they become due and payable to the U.S. Patent and Trademark Office and other patent offices throughout the world, in order to avoid premature expiration of any of the Patent Rights. In the event that Licensor does not wish to continue to prosecute and/or maintain any of the Patent Rights, Licensor shall inform Licensee of such decision in writing as soon as practicable and Licensee shall have the right, but not the obligation, to take such steps itself at its own expense.

     5.2  Notice of Infringement.  Each party shall immediately give notice to
          ----------------------
     the other of (i) any potential infringement or actual infringement by a third party of any Patent Rights or any misappropriation of Know-How of which it becomes aware, or (ii) any certification of which it becomes aware filed under the United States "Drug Price Competition and Patent Term Restoration Act of 1984" claiming (x) that Patent Rights covering any Licensed

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     Product are invalid or unenforceable or (y) that infringement will not arise from the manufacture, use or sale of Licensed Product by a third party.

     5.3  Licensee's Right to Bring Suit.  With respect to any infringement of
          ------------------------------
     the Licensed Rights with respect to any Licensed Compound and/or Licensed Product, Licensee shall have the exclusive right, in its discretion, to settle with the infringer or to bring suit or other proceeding at its expense against the infringer. Licensee shall keep Licensor advised at all times of such suit or proceedings brought by Licensee. Licensor agrees to cooperate with Licensee in its efforts to protect the Patent Rights, including joining as a party where necessary. Licensee agrees to prosecute diligently any litigation it initiates under this Section 5.3. Licensee shall retain the full amount of any recovery hereunder, after reimbursing Licensor for its out-of-pocket expenses in connection with its participation in such suit or proceeding.

     5.4  Licensee Accused of Infringement.  In the event that Licensor or
          --------------------------------
     Licensee receives notice that a suit or other proceeding has been instituted against Licensee, claiming that by exercising the Patent Rights with respect to any Licensed Compound and/or Licensed Product, Licensee is infringing or has infringed the intellectual property of a third party, each party shall notify the other of the same.

     5.5  Patent Term Extension.  The parties hereto shall cooperate with each
          ---------------------
     other in obtaining patent term extension or supplemental protection certificates or their equivalents in any country applicable to the Patent Rights, as follows: The parties will notify each other within five (5) business days of receiving approval for any Licensed Product from the U.S. Food & Drug Administration or its equivalent in any country. The parties will promptly negotiate in good faith extension strategies that would permit both parties to take maximum advantage of extensions for all Patent Rights hereunder.

6.   Indemnification and Warranties
     ------------------------------

     6.1  Indemnification.  Licensee hereby indemnifies and holds Licensor
          ---------------
     harmless from any and all claims of personal injury or property damage which may result from the manufacture, use or sale of any Licensed Products or Licensed Compounds.

     6.2  Warranties.  Licensor represents and warrants that it has sole and
          ----------
     exclusive right, title and interest in and to the Patent Rights; that it has not

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     entered into any other agreement that would conflict with this Agreement;
     that it has the full legal right to grant the licenses provided hereunder; that it has not granted rights in or to the Patent Rights or the Know-How with respect to the Licensed Compounds to any person other than Licensee; that no patent search has been conducted to ascertain whether the exercise of the Licensed Rights will not infringe any patent rights owned by third parties; and to the best of its knowledge, the Patent Rights have not been limited such that Licensor does not have the right to grant sublicenses. Licensor hereby indemnifies and holds harmless Licensee from all damages (including attorneys' fees) arising from any breach of the forgoing representations and warranties.

     6.3  No Other Warranties.  LICENSOR MAKES NO OTHER WARRANTIES, EXPRESSED
          -------------------
     OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION, MERCHANTABILITY OR FITNESS FOR PURPOSE OF ANY PRODUCTS OR PROCESSES COVERED BY THE PATENT RIGHTS.

7.   Confidentiality
     ---------------

     7.1  Nondisclosure Obligation.  All Confidential Information hereunder
          ------------------------
     disclosed by one party to another, whether in the past or in the future, shall be governed by the terms and conditions of this Section 7. The parties hereto agree that all Confidential Information shall be maintained in confidence by the recipient and shall not be disclosed by the recipient to any other natural person, or any corporation, firm, partnership or other business entity, or any government or any agency thereof, without the prior written consent of the other party, except to the extent that such Confidential Information:

          (i) is known by recipient at the time of its receipt as documented by business records;

          (ii) is properly in the public domain through no fault of the receiving party;

          (iii) is subsequently disclosed to the receiving party by a third party who may lawfully do so and is not under an obligation of confidentiality to the disclosing party;

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          (iv)  is developed by the receiving party independently of
          Confidential Information or other information received from the other party;

          (v) is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market Licensed Products, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

          (vi   is necessary or useful to be disclosed to prospective investors, sublicensees, agents, consultants and/or other third parties for the research and development, manufacturing, marketing and or sale of Licensed Products (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such third parties agree to be bound by the confidentiality obligations contained in this Agreement, provided that the term of confidentiality for such third parties shall be no less than five (5) years from the date of disclosure; or

          (vii) is required to be disclosed by law or court order, provided that notice is promptly delivered to the other party in order to provide an opportunity to challenge or limit the disclosure obligations.

The receiving party shall use the same level of care, but no less than a reasonable level of care, to prevent the use or disclosure of Confidential Information received under this Agreement, as it exercises in protecting its own secret and proprietary information of similar nature. The receiving party shall only communicate Confidential Information to its employees, legal and financial advisors who need to know such Confidential Information, who have been previously made aware of the terms of this Agreement pertaining to Confidential Information and who have agreements with the receiving party obligating them to keep confidential such Confidential Information.

     7.2  Use of Confidential Information.  Both parties agree that the
          -------------------------------
     Confidential Information shall only be used in connection with the exercise of the parties' respective rights and the fulfillment of their obligations under this Agreement.

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8.   Miscellaneous
     -------------

     8.1 This Agreement shall be construed in accordance with the laws of the United States and the laws of the State of Delaware, without regard for principles of conflicts of law thereof.

     8.2 This Agreement contains the entire and only agreement between the parties, and supersedes all preexisting oral or written agreements between them regarding the subject matter hereof. Any changes or modifications hereto shall be effective only if made in writing and signed by both parties.

     8.3 Licensee may transfer or assign this Agreement to a successor or third party without the need for consent from Licensor.

     8.4 In the event that any provision of this Agreement is held invalid or unenforceable in any circumstance by a court of competent jurisdiction, the remainder of this Agreement, and application of such provision in any other circumstances, shall not be affected thereby.

     8.5 The headings of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement in any way.

     8.6 Each party hereto is an independent contractor and neither the making of this Agreement nor the performance of any of the provisions hereof shall be construed to make one party an agent, employee or legal representative of another party for any purpose, nor shall this Agreement be deemed to establish a joint venture or partnership.

     8.7 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

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          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

THE DUPONT MERCK PHARMACEUTICAL COMPANY

By: __________________________________
    Name:
    Title:


ENDO LABORATORIES, L.L.C.


By: __________________________________
    Name:
    Title:


ENDO PHARMACEUTICALS INC.


By: __________________________________
    Name:
    Title:

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                                  SCHEDULE A
                                  ----------


[List patents/patent applications relating to Licensed Compounds, including the following:]

U.S. 4,213,773

U.S. 4,219,550

U.S. 5,109,002

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